Exhibit 99.1

Clarus Reports Fourth Quarter and Full Year 2025 Results

Fourth Quarter Sales of $65.4 million, Adjusted EBITDA of $1.2 million, and Free Cash Flow of $11.6 million

Continued Focus on Simplification Strategy to Position Company for Profitable Growth

Apparel Sales in the Outdoor segment up 10% in the Fourth Quarter

SALT LAKE CITY, March 5, 2026 (GLOBE NEWSWIRE) -- Clarus Corporation (NASDAQ: CLAR) (“Clarus” and/or the “Company”), a global company focused on the outdoor enthusiast markets, reported financial results for the fourth quarter and full year ended December 31, 2025.

Fourth Quarter 2025 Financial Summary vs. Same Year-Ago Quarter

•	Sales of $65.4 million compared to $71.4 million.

•	Gross margin was 27.7% compared to 33.4%; adjusted gross margin of 33.6% compared to 38.0%.

•	Net loss of $31.3 million, or $(0.81) per diluted share[1], compared to net loss(including the impact of discontinued operations) of $65.5 million, or $(1.71) per diluted share[2].

•	Loss from continuing operations of $31.3 million, or $(0.81) per diluted share, compared to loss from continuing operations of $73.3 million, or $(1.92) per diluted share.

•	Adjusted net income of $3.6 million, or $0.09 per diluted share, compared to adjusted net loss of $3.2 million, or $(0.08) per diluted share.

•	Adjusted EBITDA of $1.2 million with an adjusted EBITDA margin of 1.8% compared to $4.4 million with an adjusted EBITDA margin of 6.1%.

2025 Financial Summary vs. 2024

•	Sales of $250.4 million compared to $264.3 million.

•	Gross margin was 33.1% compared to 35.0%; adjusted gross margin was 34.9% compared to 37.5%.

•	Net loss of $46.6 million, or $(1.21) per diluted share[1], compared to net loss (including the impact of discontinued operations)of $52.3 million, or $(1.37) per diluted share[3].

•	Loss from continuing operations of $46.6 million, or $(1.21) per diluted share, compared to loss from continuing operations of $88.4 million, or $(2.31) per diluted share.

•	Adjusted income from continuing operations of $3.7 million, or $0.10 per diluted share, compared to adjusted loss from continuing operations of $2.6 million, or $(0.07) per diluted share.

•	Adjusted EBITDA of $1.1 million with an adjusted EBITDA margin of 0.4% compared to $6.9 million with an adjusted EBITDA margin of 2.6%.

1 Includes $29.9 million and $31.4 million impairment of goodwill and indefinite-lived intangible assets for the fourth quarter and full year ended December 31, 2025, respectively.

2 Includes $44.8 million impairment of goodwill and indefinite-lived intangible assets as well as a $21.0 million tax expense for the establishment of a valuation allowance associated with deferred tax assets for the fourth quarter ended December 31, 2024.

3 Includes a gain on the sale of the Precision Sport segment of $40.6 million as well as $44.8 million impairment of goodwill and indefinite-lived intangible assets as well as a $21.0 million tax expense for the establishment of a valuation allowance associated with deferred tax assets for the full year ended December 31, 2024.

Management Commentary

“We took decisive actions in 2025 to sharpen our focus and position Clarus for category-specific growth and greater profitability,” said Warren Kanders, Executive Chairman. “We advanced our strategic roadmap throughout the year by refining our organizational structure, optimizing our product portfolio, and strengthening our go-to-market approach. In the Outdoor segment, we achieved consecutive quarters of improved performance driven by prioritizing Black Diamond’s highest-performing and most profitable styles, positioning the business for sustained profitability and operating margin expansion. Apparel continued to be a key growth driver, delivering another quarter of double-digit sales growth in Q4. In the Adventure segment, despite experiencing lower OEM demand and customer transitions, we took steps to enhance our leadership position in Australia. We saw new customer wins and sell-in in Australia and Europe, which we believe will lay the groundwork for improved performance going forward.”

Mr. Kanders added, “As we look to 2026, we expect ongoing volatility in the global consumer environment, but the Company is significantly better positioned than this time last year. Following a multi-year transformation, the Black Diamond organization is leaner, more focused, and more competitive, and we expect our strategic initiatives to drive improved profitability. At Adventure, we are balancing growth and operational execution while advancing a robust pipeline of innovative products, with multiple new platforms expected to launch over the next 18 months. With a debt-free balance sheet and strong liquidity, we remain focused on executing our long-term growth strategy, disciplined capital allocation, and maximizing shareholder value.”

Fourth Quarter 2025 Financial Results

Sales in the fourth quarter were $65.4 million compared to $71.4 million in the same year-ago quarter. Sales in the Outdoor segment decreased 8% to $47.2 million, compared to $51.1 million in the same year-ago quarter. Sales in the Adventure segment decreased 10% to $18.2 million, compared to $20.3 million in the year-ago quarter.

The decrease in Outdoor sales was due to softness in North America wholesale, lower global DTC revenues, and lower PIEPS revenue due to its sale in July 2025, partially offset by an increase in IGD and Europe wholesale revenue. IGD and Europe wholesale sales in the Outdoor segment were up $1.4 million, or 9%. Apparel globally was up 10% in the fourth quarter.

The decrease in sales in the Adventure segment reflects significantly reduced demand from global OEM customers and a challenging wholesale market in Australia for Rhino-Rack, partially offset by increased contributions from the acquisition of RockyMounts. RockyMounts contributed $1.0 million in incremental sales growth compared to the prior year period.

Gross margin in the fourth quarter was 27.7% compared to 33.4% in the year-ago quarter. The decrease in gross margin was primarily due to higher inventory reserves within the Adventure segment to address slow-moving and obsolete inventory, tariff impacts at both segments, lower volumes at the Outdoor segment due to the sale of PIEPS, and unfavorable foreign currency impacts at the Outdoor segment. These decreases were partially offset by a favorable product mix and lower PFAS inventory reserves at the Outdoor segment. Adjusted gross margin, reflecting the PFAS related and other inventory reserves and inventory fair value adjustments as a result of purchase accounting, was 33.6% for the quarter compared to 38.0% in the year-ago quarter.

Selling, general and administrative expenses in the fourth quarter were $25.5 million compared to $27.8 million in the same year-ago quarter. The decrease was primarily due to lower employee-related expenses, lower costs from PIEPS due to its sale, as well as expense reduction initiatives across both segments and at Corporate to manage costs.

During the fourth quarter of 2025, the Company incurred non-cash impairment charges for goodwill and indefinite-lived assets of $29.9 million. During the fourth quarter of 2024, the Company incurred non-cash impairment charges for goodwill and indefinite-lived assets of $44.8 million as well as an increase in tax expense of $21.0 million for a valuation allowance to fully reserve all deferred tax assets associated with U.S. federal income taxes.

The loss from continuing operations in the fourth quarter of 2025 was $31.3 million, or $(0.81) per diluted share, compared to loss from continuing operations of $73.3 million, or $(1.92) per diluted share in the year-ago quarter. Loss from continuing operations in the fourth quarter included a non-cash impairment charge for goodwill and indefinite-lived intangible assets of $29.9 million in the Adventure segment due to the sustained decline in the Company’s stock price and lower sales and profitability in the segment compared to expectations. The loss also includes $9.3 million of costs and charges associated with amortization of intangibles, restructuring charges, transactions costs, disposal of internally developed software, PFAS and other inventory reserves, legal costs and regulatory matter expenses, and stock-based compensation.

Adjusted net income in the fourth quarter of 2025 was $3.6 million, or $0.09 per diluted share, compared to adjusted net loss of $3.2 million, or $(0.08) per diluted share, in the year-ago quarter. Adjusted net loss excludes legal costs and regulatory matters expenses, restructuring charges and transaction costs, as well as non-cash items for intangible amortization, impairment of goodwill and indefinite-lived intangible assets, disposal of internally developed software, inventory fair value of purchase accounting, PFAS and other inventory reserves, deferred tax valuation allowance, and stock-based compensation.

Adjusted EBITDA in the fourth quarter was $1.2 million, or an adjusted EBITDA margin of 1.8%, compared to adjusted EBITDA of $4.4 million, or an adjusted EBITDA margin of 6.1%, in the same year-ago quarter.

Net cash provided by operating activities for the three months ended December 31, 2025, was $12.5 million compared to net cash provided of $16.6 million in the prior year quarter. Capital expenditures in the fourth quarter of 2025 were $0.9 million compared to $2.2 million in the prior year quarter. Free cash flow for the fourth quarter of 2025 was $11.6 million.

Liquidity at December 31, 2025 vs. December 31, 2024

•	Cash and cash equivalents totaled $36.7 million compared to $45.4 million.

•	Total debt of $0.0 million compared to $1.9 million.

Full Year 2025 Financial Results

Sales in 2025 decreased 5.2% to $250.4 million compared to $264.3 million in 2024. The decrease in sales in the Adventure segment was due to significantly lower demand from global original equipment manufacturer customers and a challenging wholesale market in Australia for both Rhino-Rack and MAXTRAX, combined with a prior year large wholesale customer in North America not recurring in 2025, which was partially offset by the benefit from the RockyMounts acquisition. Sales in the Outdoor segment decreased due to lower independent global distributor revenue, lower global direct-to-consumer revenue and a decrease due to the sale of PIEPS in July 2025. Prior to its sale, PIEPS revenue was $2.1 million in 2025, compared to $5.5 million for the full year 2024.

From a segment perspective, Outdoor sales were down $6.7 million or 3.7% to $176.9 million and Adventure sales were down $7.2 million or 8.9% to $73.6 million.

Gross margin in 2025 was 33.1% compared to 35.0% in 2024 primarily due to lower volumes at the Outdoor and Adventure segments, impacts due to tariffs imposed by the United States for both segments, and an unfavorable product mix at the Adventure segment. This was partially offset by a favorable product mix at the Outdoor segment due to simplification initiatives.

Selling, general and administrative expenses in 2025 were $105.2 million compared to $111.9 million in 2024. The decrease was primarily due to lower digital marketing and employee-related costs, lower costs from PIEPS due to its sale in July 2025, as well as lower retail expenses due to store closures and other expense reduction initiatives to manage costs across the businesses and corporate.

Loss from continuing operations in 2025 was $46.6 million, or $(1.21) per diluted share, compared to net loss of $88.4 million, or $(2.31) per diluted share, in the prior year. Loss from continuing operations for 2025 included a non-cash impairment of goodwill and indefinite-lived intangible assets charge of $29.9 million in the Adventure segment and a $1.6 million impairment of indefinite-lived intangible assets in the Outdoor segment, specifically the PIEPS trademark. The loss also includes $25.7 million of cost and charges associated with amortization of intangibles, restructuring charges, transactions costs, contingent consideration benefits, disposal of internally developed software, other inventory reserves, legal costs and regulatory matter expenses, and stock-based compensation.

Adjusted income from continuing operations in 2025 was $3.7 million, or $0.10 per diluted share, compared to adjusted loss from continuing operations in 2024 of $2.6 million, or $(0.07) per diluted share. Adjusted net loss excludes legal cost and regulatory matters expenses, restructuring charges and transaction costs, as well as non-cash items for intangible amortization, impairment of goodwill and indefinite-lived intangible assets, disposal of internally developed software, inventory fair value of purchase accounting, PFAS and other inventory reserves, contingent consideration benefits, deferred tax valuation allowance, and stock-based compensation.

Adjusted EBITDA in 2025 was $1.1 million, or an adjusted EBITDA margin of 0.4%, compared to $6.9 million, or an adjusted EBITDA margin of 2.6%, in 2024.

Net cash used in operating activities for the year ended December 31, 2025, was $4.7 million compared to net cash used in operating activities of $7.3 million in 2024. Capital expenditures in 2025 were $5.2 million compared to $6.7 million in the prior year. Free cash flow for the year ended December 31, 2025, was an outflow of $9.9 million compared to an outflow of $14.0 million in the same year-ago period.

2026 Outlook

The Company expects fiscal year 2026 sales to range between $255 million and $265 million and adjusted EBITDA to range between approximately $9 million and $11 million, or an adjusted EBITDA margin of 3.8% at the mid-point of revenue and adjusted EBITDA. In addition, capital expenditures are expected to range between $6 million and $7 million and free cash flow is expected to range between $3 and $4 million for the full year 2026. Clarus has not provided net income guidance due to the inherent difficulty of forecasting certain types of expenses and gains, which affect net income but not Adjusted EBITDA and/or Adjusted EBITDA Margin. Therefore, we do not provide a reconciliation of Adjusted EBITDA and/or Adjusted EBITDA Margin guidance to net income guidance for fiscal year 2026.

Net Operating Loss (NOL) and Deferred Tax Asset Valuation Allowance

As of December 31, 2025, the Company had net operating loss carryforwards (“NOLs”) and research and experimentation credit for U.S. federal income tax purposes of $41.2 million and $5.7 million, respectively. All federal NOLs will have an indefinite carryforward period. Federal research and experimentation credits have a limited carryforward period and will begin to expire in tax year 2033.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its fourth quarter 2025 results.

Date: Thursday, March 5, 2026
Time: 5:00 pm ET
Registration Link: https://register-conf.media-server.com/register/BI94bda81119fd427295496ddd3b0b57f4

To access the call by phone, please register via the live call registration link above and you will be provided with dial-in instructions and details. The conference call will be broadcast live and available for replay here and on the Company’s website at www.claruscorp.com.

About Clarus Corporation

Headquartered in Salt Lake City, Utah, Clarus Corporation is a global leader in the design and development of best-in-class equipment and lifestyle products for outdoor enthusiasts. Driven by our rich history of engineering and innovation, our objective is to provide safe, simple, effective and beautiful products so that our customers can maximize their outdoor pursuits and adventures. Each of our brands has a long history of continuous product innovation for core and everyday users alike. The Company’s products are principally sold globally under the Black Diamond®, Rhino-Rack®, MAXTRAX®, TRED Outdoors®, and RockyMounts® brand names through outdoor specialty and online retailers, our own websites, distributors, and original equipment manufacturers.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) adjusted gross margin and adjusted gross profit, (ii) adjusted (loss) income from continuing operations and related earnings (loss) per diluted share, (iii) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), EBITDA margin, adjusted EBITDA, and adjusted EBITDA margin, and (iv) free cash flow (defined as net cash provided by operating activities less capital expenditures). The Company believes that the presentation of certain non-GAAP measures, i.e.: (i) adjusted gross margin and adjusted gross profit, (ii) adjusted (loss) income from continuing operations and related earnings (loss) per diluted share, (iii) EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin, and (iv) free cash flow, provide useful information for the understanding of its ongoing operations and enable investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures within this press release. We do not provide a reconciliation of the non-GAAP guidance measures adjusted EBITDA and/or adjusted EBITDA margin for the fiscal year 2026 to net income for the fiscal year 2026, the most comparable GAAP financial measure, due to the inherent difficulty of forecasting certain types of expenses and gains, without unreasonable effort, which affect net income but not adjusted EBITDA and/or adjusted EBITDA margin. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this press release, include, but are not limited to, those risks and uncertainties more fully described from time to time in the Company's public reports filed with the Securities and Exchange Commission, including under the section titled “Risk Factors” in the Company's Annual Report on Form 10-K, and/or Quarterly Reports on Form 10-Q, as well as in the Company’s Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof. We assume no obligation to update any forward- looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

Michael J. Yates

Chief Financial Officer

mike.yates@claruscorp.com

Investor Relations:

The IGB Group

Leon Berman / Matt Berkowitz

Tel 1-212-477-8438 / 1-212-227-7098

lberman@igbir.com / mberkowitz@igbir.com

CLARUS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share amounts)

	December 31, 2025	December 31, 2024
Assets
Current assets
Cash	$36,691	$45,359
Accounts receivable, net	44,839	43,678
Inventories	83,028	82,278
Prepaid and other current assets	5,457	5,555
Income tax receivable	1,407	910
Total current assets	171,422	177,780

Property and equipment, net	18,255	17,606
Other intangible assets, net	23,761	31,516
Indefinite-lived intangible assets	19,600	46,750
Goodwill	-	3,804
Deferred income taxes	55	36
Other long-term assets	15,935	16,602
Total assets	$249,028	$294,094

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$15,907	$11,873
Accrued liabilities	24,403	22,276
Income tax payable	179	-
Current portion of long-term debt	-	1,888
Total current liabilities	40,489	36,037

Deferred income taxes	1,418	12,210
Other long-term liabilities	10,728	12,754
Total liabilities	52,635	61,001

Stockholders’ Equity
Preferred stock, $0.0001 par value per share; 5,000 shares authorized; none issued	-	-
Common stock, $0.0001 par value per share; 100,000 shares authorized; 43,054 and 43,004 issued and 38,402 and 38,362 outstanding, respectively	4	4
Additional paid in capital	703,487	697,592
Accumulated deficit	(457,253)	(406,857)
Treasury stock, at cost	(33,156)	(33,114)
Accumulated other comprehensive loss	(16,689)	(24,532)
Total stockholders’ equity	196,393	233,093
Total liabilities and stockholders’ equity	$249,028	$294,094

CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF LOSS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	December 31, 2025	December 31, 2024
Sales
Domestic sales	$28,329	$30,162
International sales	37,084	41,243
Total sales	65,413	71,405

Cost of goods sold	47,277	47,540
Gross profit	18,136	23,865

Operating expenses
Selling, general and administrative	25,492	27,772
Restructuring charges	478	939
Transaction costs	66	408
Legal costs and regulatory matter expenses	1,219	47
Impairment of goodwill	3,804	36,264
Impairment of indefinite-lived intangible assets	26,069	8,545

Total operating expenses	57,128	73,975

Operating loss	(38,992)	(50,110)

Other income (expense)
Interest income, net	101	269
Other, net	974	(2,342)

Total other income (expense), net	1,075	(2,073)

Loss before income tax	(37,917)	(52,183)
Income tax (benefit) expense	(6,656)	21,142
Loss from continuing operations	(31,261)	(73,325)

Discontinued operations, net of tax	-	7,804

Net loss	$(31,261)	$(65,521)

Loss from continuing operations per share:
Basic	$(0.81)	$(1.92)
Diluted	(0.81)	(1.92)

Net loss per share:
Basic	$(0.81)	$(1.71)
Diluted	(0.81)	(1.71)

Weighted average shares outstanding:
Basic	38,402	38,262
Diluted	38,402	38,262

CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF LOSS

(Unaudited)

(In thousands, except per share amounts)

	Twelve Months Ended
	December 31, 2025	December 31, 2024
Sales
Domestic sales	$106,123	$105,745
International sales	144,317	158,570
Total sales	250,440	264,315

Cost of goods sold	167,464	171,696
Gross profit	82,976	92,619

Operating expenses
Selling, general and administrative	105,173	111,948
Restructuring charges	967	1,948
Transaction costs	752	576
Contingent consideration benefit	(355)	(125)
Legal costs and regulatory matter expenses	4,682	3,842
Impairment of goodwill	3,804	36,264
Impairment of indefinite-lived intangible assets	27,634	8,545

Total operating expenses	142,657	162,998

Operating loss	(59,681)	(70,379)

Other income (expense)
Interest income, net	619	1,467
Other, net	1,973	(1,673)

Total other income (expense), net	2,592	(206)

Loss before income tax	(57,089)	(70,585)
Income tax (benefit) expense	(10,533)	17,852
Loss from continuing operations	(46,556)	(88,437)

Discontinued operations, net of tax	-	36,150

Net loss	$(46,556)	$(52,287)

Loss from continuing operations per share:
Basic	$(1.21)	$(2.31)
Diluted	(1.21)	(2.31)

Net loss per share:
Basic	$(1.21)	$(1.37)
Diluted	(1.21)	(1.37)

Weighted average shares outstanding:
Basic	38,393	38,305
Diluted	38,393	38,305

CLARUS CORPORATION

RECONCILIATION FROM GROSS PROFIT TO ADJUSTED GROSS PROFIT
AND ADJUSTED GROSS MARGIN

THREE MONTHS ENDED

	December 31, 2025		December 31, 2024
Sales	$65,413	Sales	$71,405

Gross profit as reported	$18,136	Gross profit as reported	$23,865
Plus impact of inventory fair value adjustment	-	Plus impact of inventory fair value adjustment	61
Plus impact of other inventory reserves	3,840	Plus impact of PFAS and other inventory reserves	3,179
Adjusted gross profit	$21,976	Adjusted gross profit	$27,105

Gross margin as reported	27.7%	Gross margin as reported	33.4%

Adjusted gross margin	33.6%	Adjusted gross margin	38.0%

TWELVE MONTHS ENDED

	December 31, 2025		December 31, 2024
Sales	$250,440	Sales	$264,315

Gross profit as reported	$82,976	Gross profit as reported	$92,619
Plus impact of inventory fair value adjustment	120	Plus impact of inventory fair value adjustment	61
Plus impact of other inventory reserves	4,330	Plus impact of PFAS and other inventory reserves	6,502
Adjusted gross profit	$87,426	Adjusted gross profit	$99,182

Gross margin as reported	33.1%	Gross margin as reported	35.0%

Adjusted gross margin	34.9%	Adjusted gross margin	37.5%

CLARUS CORPORATION

RECONCILIATION FROM LOSS FROM CONTINUING OPERATIONS TO ADJUSTED INCOME (LOSS) FROM CONTINUING OPERATIONS
AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Three Months Ended December 31, 2025
	Total sales	Gross profit	Operating expenses	Income tax (benefit) expense	Tax rate	(Loss) income from continuing operations	Diluted EPS (1)
As reported	$65,413	$18,136	$57,128	$(6,656)	(17.6)%	$(31,261)	$(0.81)

Amortization of intangibles	-	-	(2,154)	122		2,032
Impairment of goodwill	-	-	(3,804)	576		3,228
Impairment of indefinite-lived intangible assets	-	-	(26,069)	8,181		17,888
Disposal of internally developed software	-	-	(222)	-		222
Restructuring charges	-	-	(478)	55		423
Transaction costs	-	-	(66)	163		(97)
Other inventory reserves	-	3,840	-	1,072		2,768
Legal costs and regulatory matter expenses	-	-	(1,219)	986		233
Stock-based compensation	-	-	(1,327)	392		935
Valuation allowance	-	-	-	(7,292)		7,292

As adjusted	$65,413	$21,976	$21,789	$(2,376)	(188.3)%	$3,638	$0.09

(1) Potentially dilutive securities are excluded from the computation of diluted earnings (loss) per share if their effect is anti-dilutive to the loss from continuing operations. Reported loss from continuing operations per share is calculated based on 38,402 basic and diluted weighted average shares of common stock. Adjusted income from continuing operations per share is calculated based on 38,452 diluted shares of common stock.

	Three Months Ended December 31, 2024
	Total sales	Gross profit	Operating expenses	Income tax (benefit) expense	Tax rate	(Loss) income from continuing operations	Diluted EPS (1)
As reported	$71,405	$23,865	$73,975	$21,142	40.5%	$(73,325)	$(1.92)

Amortization of intangibles	-	-	(2,468)	1,240		1,228
Impairment of goodwill	-	-	(36,264)	-		36,264
Impairment of indefinite-lived intangible assets	-	-	(8,545)	2,564		5,981
Restructuring charges	-	-	(939)	251		688
Transaction costs	-	-	(408)	87		321
Inventory fair value of purchase accounting	-	61	-	13		48
PFAS and other inventory reserves	-	3,179	-	766		2,413
Legal costs and regulatory matter expenses	-	-	(47)	23		24
Stock-based compensation	-	-	(1,570)	(588)		2,158
Valuation allowance	-	-	-	(21,038)		21,038

As adjusted	$71,405	$27,105	$23,734	$4,460	343.6%	$(3,162)	$(0.08)

(1) Potentially dilutive securities are excluded from the computation of diluted earnings (loss) per share if their effect is anti-dilutive to the loss from continuing operations. Reported loss from continuing operations per share and adjusted loss from continuing operations per share are both calculated based on 38,262 basic and diluted weighted average shares of common stock.

CLARUS CORPORATION

RECONCILIATION FROM LOSS FROM CONTINUING OPERATIONS TO ADJUSTED INCOME (LOSS) FROM CONTINUING OPERATIONS
AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Twelve Months Ended December 31, 2025
	Total sales	Gross profit	Operating expenses	Income tax (benefit) expense	Tax rate	(Loss) income from continuing operations	Diluted EPS (1)
As reported	$250,440	$82,976	$142,657	$(10,533)	(18.5)%	$(46,556)	$(1.21)

Amortization of intangibles	-	-	(8,740)	2,385		6,355
Impairment of goodwill	-	-	(3,804)	576		3,228
Impairment of indefinite-lived intangible assets	-	-	(27,634)	8,181		19,453
Disposal of internally developed software	-	-	(587)	177		410
Restructuring charges	-	-	(967)	241		726
Transaction costs	-	-	(752)	162		590
Contingent consideration benefit	-	-	355	-		(355)
Inventory fair value of purchase accounting	-	120	-	25		95
Other inventory reserves	-	4,330	-	1,072		3,258
Legal costs and regulatory matter expenses	-	-	(4,682)	983		3,699
Stock-based compensation	-	-	(5,895)	391		5,504
Valuation allowance	-	-	-	(7,292)		7,292

As adjusted	$250,440	$87,426	$89,951	$(3,632)	(5,420.9)%	$3,699	$0.10

(1) Potentially dilutive securities are excluded from the computation of diluted earnings (loss) per share if their effect is anti-dilutive to the loss from continuing operations. Reported loss from continuing operations per share is calculated based on 38,393 basic and diluted weighted average shares of common stock. Adjusted income from continuing operations per share is calculated based on 38,443 diluted shares of common stock.

	Twelve Months Ended December 31, 2024
	Total sales	Gross profit	Operating expenses	Income tax (benefit) expense	Tax rate	(Loss) income from continuing operations	Diluted EPS (1)
As reported	$264,315	$92,619	$162,998	$17,852	25.3%	$(88,437)	$(2.31)

Amortization of intangibles	-	-	(9,784)	2,751		7,033
Impairment of goodwill	-	-	(36,264)	-		36,264
Impairment of indefinite-lived intangible assets	-	-	(8,545)	2,564		5,981
Restructuring charges	-	-	(1,948)	459		1,489
Transaction costs	-	-	(576)	122		454
Contingent consideration benefit	-	-	125	(26)		(99)
Inventory fair value of purchase accounting	-	61	-	13		48
PFAS and other inventory reserves	-	6,502	-	1,453		5,049
Legal costs and regulatory matter expenses	-	-	(3,842)	807		3,035
Stock-based compensation	-	-	(5,823)	291		5,532
Valuation allowance	-	-	-	(21,038)		21,038

As adjusted	$264,315	$99,182	$96,341	$5,248	199.2%	$(2,613)	$(0.07)

(1) Potentially dilutive securities are excluded from the computation of diluted earnings (loss) per share if their effect is anti-dilutive to the loss from continuing operations. Reported loss from continuing operations per share and adjusted loss from continuing operations per share are both calculated based on 38,305 basic and diluted weighted average shares of common stock.

CLARUS CORPORATION

RECONCILIATION FROM OPERATING INCOME (LOSS) TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), EBITDA
MARGIN, ADJUSTED EBITDA, AND ADJUSTED EBITDA MARGIN

(In thousands)

	Three Months Ended December 31, 2025				Three Months Ended December 31, 2024
	Outdoor Segment	Adventure Segment	Corporate Costs	Total	Outdoor Segment	Adventure Segment	Corporate Costs	Total
Operating income (loss)	$(553)	$(35,485)	$(2,954)	$(38,992)	$1,897	$(48,582)	$(3,425)	$(50,110)
Depreciation	587	400	-	987	614	369	-	983
Amortization of intangibles	223	1,931	-	2,154	285	2,183	-	2,468

EBITDA	257	(33,154)	(2,954)	(35,851)	2,796	(46,030)	(3,425)	(46,659)

Restructuring charges	467	11	-	478	789	150	-	939
Transaction costs	44	-	22	66	65	307	36	408
Legal costs and regulatory matter expenses	775	-	444	1,219	10	-	37	47
Impairment of goodwill	-	3,804	-	3,804	-	36,264	-	36,264
Impairment of indefinite-lived intangible assets	-	26,069	-	26,069	-	8,545	-	8,545
Disposal of internally developed software	-	222	-	222	-	-	-	-
Stock-based compensation	-	-	1,327	1,327	-	-	1,570	1,570
Inventory fair value of purchase accounting	-	-	-	-	-	61	-	61
PFAS and other inventory reserves	459	3,381	-	3,840	869	2,310	-	3,179

Adjusted EBITDA	$2,002	$333	$(1,161)	$1,174	$4,529	$1,607	$(1,782)	$4,354

Sales	$47,191	$18,222	$-	$65,413	$51,072	$20,333	$-	$71,405

EBITDA margin	0.5%	(181.9)%		(54.8)%	5.5%	(226.4)%		(65.3)%
Adjusted EBITDA margin	4.2%	1.8%		1.8%	8.9%	7.9%		6.1%

CLARUS CORPORATION

RECONCILIATION FROM OPERATING LOSS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), EBITDA MARGIN,
ADJUSTED EBITDA, AND ADJUSTED EBITDA MARGIN

(In thousands)

	Twelve Months Ended December 31, 2025				Twelve Months Ended December 31, 2024
	Outdoor Segment	Adventure Segment	Corporate Costs	Total	Outdoor Segment	Adventure Segment	Corporate Costs	Total
Operating loss	$(1,452)	$(42,463)	$(15,766)	$(59,681)	$(999)	$(53,126)	$(16,254)	$(70,379)
Depreciation	2,177	1,464	-	3,641	2,588	1,446	-	4,034
Amortization of intangibles	973	7,767	-	8,740	1,142	8,642	-	9,784

EBITDA	1,698	(33,232)	(15,766)	(47,300)	2,731	(43,038)	(16,254)	(56,561)

Restructuring charges	599	368	-	967	1,349	599	-	1,948
Transaction costs	614	40	98	752	65	396	115	576
Contingent consideration benefit	-	(355)	-	(355)	-	(125)	-	(125)
Legal costs and regulatory matter expenses	2,825	-	1,857	4,682	3,088	-	754	3,842
Impairment of goodwill	-	3,804	-	3,804	-	36,264	-	36,264
Impairment of indefinite-lived intangible assets	1,565	26,069	-	27,634	-	8,545	-	8,545
Disposal of internally developed software	-	587	-	587	-	-	-	-
Stock-based compensation	-	-	5,895	5,895	-	-	5,823	5,823
Inventory fair value of purchase accounting	-	120	-	120	-	61	-	61
PFAS and other inventory reserves	949	3,381	-	4,330	4,192	2,310	-	6,502

Adjusted EBITDA	$8,250	$782	$(7,916)	$1,116	$11,425	$5,012	$(9,562)	$6,875

Sales	$176,863	$73,577	$-	$250,440	$183,568	$80,747	$-	$264,315

EBITDA margin	1.0%	(45.2)%		(18.9)%	1.5%	(53.3)%		(21.4)%
Adjusted EBITDA margin	4.7%	1.1%		0.4%	6.2%	6.2%		2.6%